EXHIBIT 99.1


iLinc
  COMMUNICATIONS


CONTACT:          JAMES M. POWERS, JR.
                  PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  (602) 952-1200

                  JAMES L. DUNN, JR.
                  SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                  (602) 952-1200

               ILINC ANNOUNCES FISCAL 2007 SECOND QUARTER RESULTS
               --------------------------------------------------
                   FOURTH CONSECUTIVE QUARTER OF PROFITABILITY

SECOND FISCAL QUARTER HIGHLIGHTS

         o Earned revenues of $3.5 million, an increase of 15% over the same three-month period last year
         o        Fourth consecutive quarter of profitability with net income of
                  $156,000
         o New records set in per minute usage and number of concurrent connections to hosted servers
         o        Achieved Adjusted EBITDA(1) of $754,000

PHOENIX, Arizona (October 26, 2006) - iLinc Communications, Inc. (AMEX:ILC), developers of Web conferencing software and audio conferencing solutions, today announced results for fiscal 2007 second quarter ended September 30, 2006.

Revenues increased 15% to $3.5 million for the three months ended September 30, 2006, when compared with revenues of $3.0 million for the same three-month period last year. Revenues increased 24% to $7.1 million for the six months ended September 30, 2006, when compared with revenues of $5.7 million for the same six-month period last year.

The Company reported a net income of $156,000 or breakeven per basic and diluted share, as compared with a net loss of $521,000, or ($0.02) per basic and diluted share, for the same three-month period last year. The Company reported a net income of $290,000 or $0.01 per basic and diluted share, as compared with a net loss of $1.4 million, or ($0.06) per basic and diluted share, for the same six-month period last year.

For the three months ended September 30, 2006, income from operations was $536,000, compared to $312,000 for the same three-month period last year. For the six months ended September 30, 2006, income from operations was $1.1 million compared to a loss from operations of $146,000 for the same six-month period last year. The Company reported Adjusted EBITDA(1) of $754,000 for the three months ended September 30, 2006, an improvement of $33,000 over the same three-month period last year. The Company reported Adjusted EBITDA(1) of $1.6 million for the six months ended September 30, 2006, an improvement of $934,000 over the same six-month period last year.

James M. Powers, Jr., President and Chief Executive Officer of iLinc Communications, said "iLinc again recorded significant gains in the September quarter in top-line revenue growth and bottom-line net income improvement when compared to the same period last year. We continue to advance our announced indirect sales distribution strategy which is beginning to have an impact after two quarters of implementation. Recent accolades put iLinc in the top four enterprise class Web conferencing software providers, with version 8.5 of our award winning software suite due for release in December. While our quarter-over-quarter revenue growth was less than planned, we have made course corrections where necessary to achieve our fiscal year goals."

James Dunn, Jr., Senior Vice President and Chief Financial Officer of iLinc Communications, said, "The September quarter marks our fourth consecutive quarter of profitability and continued improvement in our overall financial

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condition. We were pleased to post record level of earnings from operations and net income. With our relatively flat cost structure, we expect to see rapidly improving margins as we grow top-line revenue. We remain well-positioned from an operational and financial standpoint to achieve the goals we established for the 2007 fiscal year."

"With the execution of two significant distribution agreements in June and another OEM agreement this quarter, we look to aggressively grow market share and sales by leveraging our new indirect channels. During the quarter we made significant progress with those new distribution partners and we expect to see meaningful revenues from indirect channels in the December quarter. With indirect sales ramping up and our growing pipeline of direct sales opportunities, we expect to exceed the 22% annual projected growth rate in the Web conferencing industry during fiscal 2007," concluded Dr. Powers.

A Webcast of iLinc Communications' second quarter fiscal year 2007 conference call will be hosted live at 11:00 a.m. Eastern time on October 26, 2006. A replay of the event will be available after the call and accessible online through the Company's Web site at www.iLinc.com.

(1) EXPLANATION OF ADJUSTED EBITDA, NON-GAAP FINANCIAL MEASURE
We report adjusted EBITDA, a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash and/or one-time charges to earnings. It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income (loss), cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of net loss to Adjusted EBITDA is as follows for the three months and six months ended September 30, 2006 and 2005.

                                      THREE MONTHS ENDED            SIX MONTHS ENDED
                                         SEPTEMBER 30,                SEPTEMBER 30,
                                         -------------                -------------
                                      2006            2005         2006          2005
                                      ----            ----         ----          ----
                                         (IN THOUSANDS)              (IN THOUSANDS)
Net income (loss) .............      $   156       $  (521)      $   290       $(1,406)
Non-cash charges and credits:
   Interest expense ...........          397           588           798         1,019
   Financing and late fees ....            7            13            23            16
   Debt conversion expense ....           --           329            --           329
   Warrant expense ............           --            --            15             7
   Gain on debt settlement ....           (8)          (50)           (8)          (42)
   Gain on sale of assets .....           (3)          (40)           (3)          (40)
   Interest income ............          (13)           (2)          (16)           (4)
   Stock Compensation Expense..           46            10            73            20
   Depreciation ...............           55           235           226           471
   Amortization ...............          117           159           234           328
                                     -------       -------       -------       -------
       Adjusted EBITDA ........      $   754       $   721       $ 1,632       $   698
                                     =======       =======       =======       =======

ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. is a leading developer of Web conferencing software and audio conferencing services for highly secure and cost-effective collaborative meetings, presentations, and training sessions. The Company enables customers to purchase and own iLinc Web conferencing software, which can be installed inside of a customer's network or hosted by iLinc. Our products and services include the iLinc Suite of Web Conferencing software (MeetingLinc, LearnLinc, ConferenceLinc, and SupportLinc); Audio Conferencing Services; On-Demand Conferencing; and EventPlus, a service for professionally managed online and audio conferencing events. iLinc's products and services are used by organizations worldwide in sales, HR and training, marketing, and customer support. More information about the Phoenix-based Company may be found on the Web at www.ilinc.com.
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THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING
STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES ARE DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, EventPlus, On-Demand, Web Presenter and its logos are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.

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
                                           ILINC COMMUNICATIONS, INC., AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                                   SEPTEMBER 30,                 SEPTEMBER 30,
                                                                              -----------------------       -----------------------
                                                                                2006           2005           2006           2005
                                                                              --------       --------       --------       --------
                                                                                   (unaudited)                    (unaudited)
Revenues
   Software licenses ...................................................      $    916       $    751       $  2,150       $  1,273
   Software and audio services .........................................         1,841          1,711          3,609          3,411
   Maintenance and professional services ...............................           694            543          1,297            994
                                                                              --------       --------       --------       --------
       Total revenues ..................................................      $  3,451       $  3,005       $  7,056       $  5,678
                                                                              --------       --------       --------       --------

Cost of revenues
   Software Licenses ...................................................            36             --             81             32
   Software and audio services .........................................           867            796          1,843          1,879
   Maintenance and professional services ...............................           230            185            400            298
   Amortization of acquired developed technology .......................            67            108            134            227
                                                                              --------       --------       --------       --------
       Total cost of revenues ..........................................         1,200          1,089          2,458          2,436
                                                                              --------       --------       --------       --------

Gross profit ...........................................................         2,251          1,916          4,598          3,242
                                                                              --------       --------       --------       --------

 Operating expenses
   Research and development ............................................           294            346            598            704
   Sales and marketing .................................................           756            769          1,614          1,554
   General and administrative ..........................................           665            489          1,299          1,130
                                                                              --------       --------       --------       --------
       Total operating expenses ........................................         1,715          1,604          3,511          3,388
                                                                              --------       --------       --------       --------

 Income (loss) from operations .........................................           536            312          1,087           (146)

   Interest expense ....................................................          (246)          (259)          (497)          (527)
   Amortization of beneficial debt conversion ..........................          (151)          (329)          (301)          (492)
                                                                              --------       --------       --------       --------
       Total interest expense ..........................................          (397)          (588)          (798)        (1,019)
   Net (loss) gain on settlement of debt and other obligations .........             8           (279)             8           (287)
   Interest income (charges)  and other ................................             7            (11)           (20)            (6)
   Gain on sale of assets ..............................................             3             40              3             40
                                                                              --------       --------       --------       --------
   Income (loss) from continuing operations before income taxes ........           157           (526)           280         (1,418)

   Income taxes ........................................................            --             --             --             --
                                                                              --------       --------       --------       --------

   Income (loss) from continuing operations ............................           157           (526)           280         (1,418)
   Income (loss) from discontinued operations ..........................            (1)             5             10             12
                                                                              --------       --------       --------       --------
 Net income (loss) .....................................................           156           (521)           290         (1,406)

 Series A and B preferred stock dividends ..............................           (40)           (26)           (79)           (51)
 Imputed preferred stock dividends .....................................            --            (55)            --            (55)
                                                                              --------       --------       --------       --------
 Income (loss) available to common shareholders ........................           116           (602)           211         (1,512)
                                                                              ========       ========       ========       ========
 Income (loss) per common share, basic and diluted
   From continuing operations ..........................................      $     --       $  (0.02)      $   0.01       $  (0.06)
   From discontinued operations ........................................            --             --             --             --
                                                                              --------       --------       --------       --------
       Income (loss) per common share ..................................      $     --       $  (0.02)      $   0.01       $  (0.06)
                                                                              ========       ========       ========       ========

Number of shares used in calculation of income (loss) per share:
    Basic ..............................................................        33,020         25,855         30,919         25,000
                                                                              ========       ========       ========       ========
    Diluted ............................................................        33,227         25,855         31,104         25,000
                                                                              ========       ========       ========       ========

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                                       ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                            (IN THOUSANDS, EXCEPT SHARE DATA)
                                                                                          SEPTEMBER 30,    MARCH 31,
                                                                                              2006            2006
                                                                                            --------       --------
                                                                                           (UNAUDITED)     (AUDITED)
ASSETS
Current assets:
   Cash and cash equivalents .........................................................      $    401       $    466
   Certificates of deposit and marketable securities .................................         1,012             --
   Accounts receivable, net of allowance for doubtful accounts of $103 and $120,
   respectively ......................................................................         2,498          2,207
   Note receivable ...................................................................            64             12
   Prepaid and other current assets ..................................................           538             30
                                                                                            --------       --------
     Total current assets ............................................................         4,513          2,715

Property and equipment, net ..........................................................           469            336
Goodwill .............................................................................        11,206         11,206
Intangible assets, net ...............................................................         1,585          1,731
Other assets .........................................................................            14             12
Assets of discontinued operations ....................................................            --             --
                                                                                            --------       --------
     Total assets ....................................................................      $ 17,787       $ 16,000
                                                                                            ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long term debt .................................................      $  3,269       $    199
   Accounts payable trade ............................................................         1,228          1,257
   Accrued liabilities ...............................................................         1,511          2,213
   Current portion of capital lease liabilities ......................................            --             70
   Deferred revenue ..................................................................           998            917
                                                                                            --------       --------
     Total current liabilities .......................................................         7,006          4,656

Long term debt, less current maturities, net of discount and beneficial conversion
feature of $1,273 and $1,493, at September 30, and March 31, 2006, respectively ......         4,006          6,974
Capital lease liabilities, less current maturities ...................................            --             --
                                                                                            --------       --------
     Total liabilities ...............................................................        11,012         11,630
                                                                                            --------       --------

SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value 10,000,000 shares authorized, Series A 120,000 and 127,5000 shares issued and outstanding, respectively, liquidation preference of $1,200,000 and $1,275,000, respectively; and Series B, 70,000
   shares issued and outstanding, liquidation preference of $700,000 .................            --             --
Common stock, $.001 par value 100,000,000 shares authorized, 34,493,677 and
   28,923,168 issued, respectively ...................................................            34             29
   Additional paid-in capital ........................................................        46,417         44,228
   Accumulated deficit ...............................................................       (38,268)       (38,479)
   Less:  1,432,412 treasury shares at cost ..........................................        (1,408)        (1,408)
                                                                                            --------       --------
     Total shareholders' equity ......................................................         6,775          4,370
                                                                                            --------       --------
     Total liabilities and shareholders' equity ......................................      $ 17,787       $ 16,000
                                                                                            ========       ========

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